EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 10, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2010 – April 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.1%	1.6%	4.6%	19.0%	0.7%	-1.4%	2.6%	-1.4%	9.7%	-28.6%	-0.1	-0.2
B**	2.1%	1.6%	4.4%	18.4%	0.1%	-2.0%	1.8%	-2.0%	9.7%	-29.9%	-0.2	-0.3
Legacy 1***	2.0%	1.6%	5.0%	20.8%	2.7%	0.6%	N/A	0.6%	9.5%	-23.7%	0.1	0.1
Legacy 2***	2.0%	1.6%	5.0%	20.7%	2.5%	0.3%	N/A	0.3%	9.5%	-24.4%	0.1	0.1
Global 1***	2.0%	1.6%	5.2%	21.7%	3.3%	0.5%	N/A	0.5%	9.1%	-21.9%	0.1	0.1
Global 2***	2.0%	1.6%	5.2%	21.5%	3.1%	0.3%	N/A	0.3%	9.1%	-22.4%	0.1	0.0
Global 3***	2.0%	1.6%	4.7%	19.8%	1.5%	-1.4%	N/A	-1.4%	9.1%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	1.7%	1.7%	2.7%	13.8%	17.0%	14.5%	8.4%	14.5%	13.0%	-16.3%	1.1	1.8
Barclays Capital U.S. Long Gov Index****	-1.6%	-0.5%	3.4%	18.0%	6.0%	9.8%	7.4%	9.8%	11.8%	-15.5%	0.8	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	17%					17%
Energy	6%	Short	Crude Oil	2.9%	Short	6%	Short	Crude Oil	2.9%	Short
			Natural Gas	1.1%	Short			Natural Gas	1.1%	Short
Grains/Foods	7%	Short	Sugar	1.6%	Short	7%	Short	Sugar	1.6%	Short
			Live Cattle	1.0%	Long			Live Cattle	1.0%	Long
Metals	4%	Short	Aluminum	0.8%	Short	4%	Short	Aluminum	0.8%	Short
			Gold	0.7%	Short			Gold	0.7%	Short
FINANCIALS	83%					83%
Currencies	22%	Long $	Euro	4.8%	Short	22%	Long $	Euro	4.8%	Short
			Japanese Yen	2.9%	Short			Japanese Yen	3.0%	Short
Equities	36%	Long	S&P 500	7.2%	Long	36%	Long	S&P 500	7.3%	Long
			Dax Index	3.9%	Long			Dax Index	3.9%	Long
Fixed Income	25%	Long	U.S. 10-Year Treasury Notes	2.9%	Long	25%	Long	U.S. 10-Year Treasury Notes	2.9%	Long
			Long Gilts	2.6%	Long			Long Gilts	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished higher for a fourth-consecutive week as the number of active U.S. drilling rigs continued to fall.  Natural gas markets fell to a 3-year low as forecasts for milder temperatures in the U.S. reduced forecasts for future demand.

Grains/Foods
U.S. grains prices decreased as favorable weather aided forecasts for strong supplies.  Coffee markets fell due to weakness in the Brazilian real.  Sugar markets strengthened, buoyed by weaker-than-expected supply forecasts.

Metals
Gold markets rallied after a disappointing U.S. jobs report fueled speculation the U.S. Federal Reserve would delay raising interest rates.  Base metals markets finished weaker, driven lower by concerns surrounding weak Chinese manufacturing activity.

Currencies
The U.S. dollar strengthened sharply against global counterparts after the most recent FOMC meeting minutes showed some members favor raising interest rates in June.  The British pound moved lower, pressured by bearish U.K. trade data. The Australian dollar moved higher after the Reserve Bank of Australia decided to keep interest rates unchanged.

Equities
European equity markets continued to rise on speculation the ECB's accommodative policy from the will support Eurozone growth.  U.S. equity markets finished higher as an increase in corporate M&A activity and strength in the U.S. energy sector prompted buying.  In Japan, the Nikkei 225 index surged to a new 15-year high because of speculation the Bank of Japan will continue to take steps to support Japanese growth.

Fixed Income
U.S. Treasury prices declined after a smaller-than-expected increase in weekly jobless claims data supported a stronger U.S. employment outlook.  Strength in the equity markets also played a role in driving fixed-income markets lower.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE
BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE
BASIS IN FACT.